UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 18, 2010

Alterra Capital Holdings Limited
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	000-33047	98-0584464
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Alterra House, 2 Front Street, Hamilton, Bermuda		HM 11
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 295-8800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2010, the Registrant entered into a Stay Agreement with its Chief Operating Officer, Peter A. Minton (the "Stay Agreement"). Pursuant to the Stay Agreement, Mr. Minton agrees to remain employed as the Chief Operating Officer of the Registrant until at least April 1, 2012. Subject to certain conditions, Mr. Minton has waived his right to claim Good Reason termination pursuant to Sections 6(d)(i), (ii) and (iii) of his employment agreement until April 1, 2013.

If Mr. Minton voluntarily terminates his employment on April 1, 2012, he is entitled to receive a separation payment equal to his then current base salary and target bonus. If he voluntarily terminates his employment on April 1, 2013, he is entitled to a separation payment equal to twice his then current base salary and target bonus. If Mr. Minton remains employed by the Registrant after April 1, 2013, he is entitled to receive a restricted stock grant equal to $1,300,000. The restricted stock grant would have a grant date of June 1, 2013 and would be subject to three-year cliff vesting.

If the Registrant terminates Mr. Minton's employment prior to March 1, 2013 other than for Cause (as defined in his employment agreement), Mr. Minton would receive a separation payment equal to twice his then current base salary and target bonus. This payment would be in lieu of any severance payments he might be otherwise eligible to receive pursuant to any other provisions of the Stay Agreement or his employment agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alterra Capital Holdings Limited

October 22, 2010	By:	Joseph W. Roberts

Name: Joseph W. Roberts
Title: Executive Vice President and Chief Financial Officer